EXHIBIT 21.01
The Hartford Financial Services Group, Inc.
Organizational List – Domestic and Foreign Subsidiaries
1stAgChoice, Inc. (South Dakota)
Access CoverageCorp, Inc. (North Carolina)
Access CoverageCorp Technologies, Inc. (North Carolina)
Business Management Group, Inc. (Connecticut)
Cervus Claim Solutions, LLC (Delaware)
First State Insurance Company (Connecticut)
FTC Resolution Company, LLC (Delaware)
Hart Re Group, L.L.C. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Administrative Services Company (Minnesota)
Hartford Casualty General Agency, Inc. (Texas)
Hartford Casualty Insurance Company (Indiana)
Hartford Fire General Agency, Inc. (Texas)
Hartford Fire Insurance Company (Connecticut)
Hartford Funds Distributors, LLC (Delaware)
Hartford Funds Management Company, LLC (Delaware)
Hartford Funds Management Group, Inc. (Delaware)
Hartford Holdings, Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance, Ltd. (Bermuda)
Hartford Integrated Technologies, Inc. (Connecticut)
Hartford Investment Management Company (Delaware)
Hartford Life and Accident Insurance Company (Connecticut)
Hartford Lloyd’s Corporation (Texas)
Hartford Lloyd’s Insurance Company (Partnership) (Texas)
Hartford Management, Ltd. (Bermuda)
Hartford Productivity Services, LLC (Delaware)
Hartford of the Southeast General Agency, Inc. (Texas)
Hartford of Texas General Agency, Inc. (Texas)
Hartford Residual Market, L.L.C. (Connecticut)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Hartford STAG Ventures LLC (Delaware)
Hartford Strategic Investments, LLC (Delaware)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford Underwriters Insurance Company (Connecticut)
Heritage Holdings, Inc. (Connecticut)
Heritage Reinsurance Company, Ltd. (Bermuda)
HLA LLC (Connecticut)
HL Investment Advisors, LLC (Connecticut)
Horizon Management Group, LLC (Delaware)
HRA Brokerage Services, Inc. (Connecticut)
Lattice Strategies LLC (Delaware)
Maxum Casualty Insurance Company (Connecticut)
Maxum Indemnity Company (Connecticut)
Maxum Specialty Services Corporation (Georgia)
Millennium Underwriting Limited (United Kingdom)
MPC Resolution Company LLC (Delaware)
Navigators Asia Limited (Hong Kong)
Navigators Corporate Underwriters Limited (United Kingdom)
Navigators Holdings (UK) Limited (United Kingdom)
Navigators Insurance Company (New York)
Navigators International Insurance Company Ltd. (United Kingdom)
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Navigators Management Company, Inc. (New York)
Navigators Management (UK) Limited (United Kingdom)
Navigators N.V. (Belgium)
Navigators Specialty Insurance Company (New York)
Navigators Underwriting Agency Limited (United Kingdom)
Navigators Underwriting Limited (United Kingdom)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
New Ocean Insurance Co., Ltd. (Bermuda)
NIC Investments (Chile) SpA (Chile)
Nutmeg Insurance Agency, Inc. (Connecticut)
Nutmeg Insurance Company (Connecticut)
Pacific Insurance Company, Limited (Connecticut)
Property and Casualty Insurance Company of Hartford (Indiana)
Sentinel Insurance Company, Ltd. (Connecticut)
The Navigators Group, Inc. (Delaware)
Trumbull Flood Management, L.L.C. (Connecticut)
Trumbull Insurance Company (Connecticut)
Twin City Fire Insurance Company (Indiana)
Y-Risk, LLC (Connecticut)

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